Exhibit 99.1 – News Release

Ritchie Bros. reports second quarter 2019 results, raises dividend and announces interim Co-Chief Executive Officers

VANCOUVER, August 8, 2019– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reported the following results for the three months ended June 30, 2019:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders for Q2 2019 increased 18% to $54.0 million, and diluted earnings per share (“EPS”) attributable to stockholders increased 17% to $0.49 per share, compared to the same period in 2018.

Consolidated results:

•	Total revenue in Q2 2019 increased 27% to $393.2 million as compared to Q2 2018

o	Service revenue in Q2 2019 increased 9% to $234.6 million as compared to Q2 2018

o	Inventory sales revenue in Q2 2019 increased 68% to $158.6 million as compared to Q2 2018

•	Total selling, general and administrative expenses (“SG&A”) in Q2 2019 decreased 4% to $97.7 million as compared to Q2 2018

•	Operating income in Q2 2019 increased 20% to $78.0 million as compared to Q2 2018

•	Cash provided by operating activities was up 49% to $160.4 million for the first half of 2019

Auctions & Marketplaces segment results:

•	GTV[1] in Q2 2019 increased 5% to $1.5 billion and increased 7% when excluding the impact of foreign exchange as compared to Q2 2018

•	A&M total revenue in Q2 2019 increased 31% to $359.7 million as compared to Q2 2018

o	Service revenue in Q2 2019 increased 12% to $201.1 million as compared to Q2 2018

o	Inventory sales revenue in Q2 2019 increased 68% to $158.6 million as compared to Q2 2018

Other Services segment results:

•	Other Services total revenue in Q2 2019 decreased 2% to $33.6 million as compared to Q2 2018

•	Ritchie Bros. Financial Services (“RBFS”) revenue in Q2 2019 increased 19% to $8.1 million as compared to Q2 2018

“We delivered impressive second quarter results driven by our highest ever Q2 GTV performance of $1.5 billion and 7% growth on a constant currency basis.” said Ravi Saligram, Chief Executive Officer, Ritchie Bros. “Furthermore, our strong second quarter performance reinforced the power of our business model to achieve operating leverage and drive strong cash flow. We generated 27% total revenue growth together with disciplined cost management and achieved 20% operating income growth and record quarterly diluted earnings per share of $0.49. We are pleased that our operating free cash flow* grew 64% on a trailing twelve-month basis and we achieved an adjusted net debt* to adjusted EBITDA* ratio of 1.8 times.”

Saligram continued, “our US region led our live auction performance with 10% growth fueled by the massive $94 million Columbus, OH auction. Our global online channel had strong GTV growth from Marketplace-E up 47% in the quarter along with GovPlanet up over 200%. RBFS continues to deliver with strength posting 19% revenue growth and its 30th consecutive double-digit growth quarter.”

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 10-11 for explanations of why the Company uses these non-GAAP measures and, if applicable, the reconciliation to the most comparable GAAP financial measures.

1

Other Company developments:

•	In Q2 2019, our Board of Directors authorized a share repurchase program for the repurchase of up to $100 million of our common shares over the next 12 months, which was approved by the Toronto Stock Exchange “TSX”. During Q2 2019, we repurchased $42.0 million of common shares.
•	Increased quarterly cash dividend by 11% to $0.20 per share

Announcement of Interim Chief Executive Officers and Promotions

The Board of Ritchie Bros. announces that Sharon Driscoll, Chief Financial Officer, and Karl Werner, President, International, have been named interim Co-Chief Executive Officers of the Company, in addition to their current roles effective October 1st concurrent with the date of Mr. Saligram’s departure. Ravi will work closely with Sharon, Karl and the executive team to assure a smooth transition. The Board continues its search for a successor to Mr. Saligram as Chief Executive Officer. That search, together with the announcement of Mr. Saligram’s intention to step down from his positions at the Company, were announced on June 24, 2019. Sharon and Karl will assume their new roles on October 1, 2019.

Ritchie Bros. also announced the following appointments and promotions:

•	Jeff Jeter who was recently appointed President, Upstream and Emerging Businesses, North America will now also assume responsibility for digital operations. He will continue to play an important role in accelerating momentum behind key growth initiatives including oversight of North American strategic accounts, the Government business and the commercial roll-out of Ritchie Bros. Asset Solutions.
•	Kari Taylor, currently Chief Sales Officer, U.S. Regions, will become President, US Regions, overseeing both sales and operations functions in the US.
•	Kieran Holm, currently SVP, Operations Excellence & Efficiencies, will become President, Canada, responsible for all aspects of the region’s sales and operations.
•	Matt Ackley, currently SVP Product Management & Digital Marketing will become Chief Marketing Officer responsible for the entire Marketing function including digital product management and the global development of Ritchie Bros. Asset Solutions.

Jeff, Kari, Kieran and Matt will continue reporting directly to the Chief Executive Officer.

Erik Olsson Appointed Vice Chair of Board of Directors

•	The Company also announced that Erik Olsson, a Director of the Company since 2013, has been named Vice Chairman of the Board as part of the Board’s succession process. Ms. Briscoe will continue as Board Chair through May 2020 and intends to remain on the Board of Directors through 2021.

Saligram concluded, “It has been a privilege and an honor to lead the transformation of Ritchie Bros. I am highly confident about our future growth prospects given our outstanding management team, technology enabled platform driving significant network effects, and ability to penetrate all segments of the market with a full suite of multi-channel solutions and portfolio of growth initiatives. I firmly believe that Sharon and Karl in collaboration with the executive team will successfully guide Ritchie Bros. during this interim period in executing our strategic plan to drive growth and add shareholder value while continuing to keep the customer at the heart of everything we do. I would like to express my sincere thanks to all our employees for their support and I am optimistic that our best days are ahead of us.”

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Financial Overview

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's, except EPS)	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Service revenue:
Commissions	$134,466	$124,697	8%	$226,746	$225,991	-%
Fees	100,140	89,649	12%	180,232	164,371	10%
Total service revenue	234,606	214,346	9%	406,978	390,362	4%
Inventory sales revenue	158,616	94,184	68%	289,673	178,346	62%
Total revenue	393,222	308,530	27%	696,651	568,708	22%
Service revenue as a % of total revenue	59.7%	69.5%	(980) bps	58.4%	68.6%	(1020) bps
Inventory sales revenue as a % of total revenue	40.3%	30.5%	980 bps	41.6%	31.4%	1020 bps
Costs of services	50,268	43,033	17%	86,337	79,690	8%
Cost of inventory sold	149,818	81,702	83%	270,293	157,493	72%
Selling, general and administrative expenses	97,714	101,259	(4%)	192,898	198,729	(3%)
Operating expenses	315,252	243,735	29%	585,093	471,040	24%
Cost of inventory sold as a % of operating expenses	47.5%	33.5%	1400 bps	46.2%	33.4%	1280 bps
Operating income	77,970	64,795	20%	111,558	97,668	14%
Operating income margin	19.8%	21.0%	(120) bps	16.0%	17.2%	(120) bps
Net income attributable to stockholders	54,036	45,717	18%	72,200	62,855	15%
Diluted earnings per share attributable to stockholders	$0.49	$0.42	17%	$0.66	$0.58	14%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.49	$0.42	17%	$0.66	$0.58	14%
Effective tax rate	22.1%	16.5%	560 bps	23.4%	18.5%	490 bps
Total GTV	1,497,757	1,426,412	5%	2,672,438	2,587,124	3%
Service revenue as a % of total GTV- Rate	15.7%	15.0%	70 bps	15.2%	15.1%	10 bps
Inventory sales revenue as a % of total GTV- Mix	10.6%	6.6%	400 bps	10.8%	6.9%	390 bps

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Segment Overview

	Three months ended June 30, 2019			Six months ended June 30, 2019
(in U.S $000's)	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$201,050	$33,556	$234,606	$344,487	$62,491	$406,978
Inventory sales revenue	158,616	-	158,616	289,673	-	289,673
Total revenue	359,666	33,556	393,222	634,160	62,491	696,651
Ancillary and logistical service expenses	-	16,472	16,472	-	30,231	30,231
Other costs of services	32,551	1,245	33,796	53,368	2,738	56,106
Cost of inventory sold	149,818	-	149,818	270,293	-	270,293
SG&A expenses	91,466	6,248	97,714	180,648	12,250	192,898
Segment profit	$85,831	$9,591	$95,422	$129,851	$17,272	$147,123
Total GTV	1,497,757	N/A	N/A	2,672,438	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.4%	N/A	N/A	12.9%	N/A	N/A

	Three months ended June 30, 2018			Six months ended June 30, 2018
(in U.S $000's)	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$180,067	$34,279	$214,346	$328,472	$61,890	$390,362
Inventory sales revenue	94,184	-	94,184	178,346	-	178,346
Total revenue	274,251	34,279	308,530	506,818	61,890	568,708
Ancillary and logistical service expenses	-	19,980	19,980	-	34,560	34,560
Other costs of services	21,381	1,672	23,053	42,829	2,301	45,130
Cost of inventory sold	81,702	-	81,702	157,493	-	157,493
SG&A expenses	95,959	5,300	101,259	188,961	9,768	198,729
Segment profit	$75,209	$7,327	$82,536	$117,535	$15,261	$132,796
Total GTV	1,426,412	N/A	N/A	2,587,124	N/A	N/A
A&M service revenue as a % of total GTV- Rate	12.6%	N/A	N/A	12.7%	N/A	N/A

Consolidated Performance Overview

GTV increased 5% to $1.5 billion and increased 7% when excluding the impact of foreign exchange. GTV from live on site auctions increased 5% to $1.3 billion and GTV from online marketplaces increased 5% to $236.6 million. During the quarter, there was a large dispersal of pipeline equipment as part of the $94 million Columbus, Ohio auction held in June 2019.

Total revenue increased 27% to $393.2 million with Service revenue growth of 9% and Inventory sales revenue growth of 68%.

Service revenue growth of 9% was driven by an 8% improvement in commissions revenue and a 12% increase in fee revenue. The increase in commissions revenue was primarily due to the Columbus, Ohio auction in the U.S. where the Company saw higher guarantee commission rate performance and improved straight commission rate in the International region. The increase in fee revenue was driven primarily by full implementation of the buyer fees harmonization in June 2019, higher proportion of low value lots, and fees earned from RBFS.

Inventory sales revenue increased 68% led by the Columbus, Ohio auction, GovPlanet revenue growth from the non-rolling stock program, and a higher volume of inventory sales contracts in the International region.

Costs of services increased 17% to $50.3 million. The increase was primarily driven by a one-time fee paid to an unrelated third party in connection with a large dispersal of pipeline equipment at the Columbus, Ohio auction, on-going costs to support the growth of GovPlanet operations and overall cost growth in-line with the Company’s service revenue growth.

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Cost of inventory increased 83% to $149.8 million partially due to the overall increase in inventory sales volume as well as the trailing effect of selling through some lower performing inventory packages acquired in the previous quarter within our International region.

Selling, general and administrative (“SG&A”) expenses decreased 4% to $97.7 million primarily due to foreign exchange fluctuations, lower compensation expense in the US and a decrease in professional fees, partially offset by on-going incremental costs related to the GovPlanet non-rolling stock program, and to support the growth in RBFS.

Foreign exchange had an unfavourable impact on total revenue and a favourable impact on expenses. These impacts were primarily due to the fluctuations in the Euro and Canadian exchange rates relative to the U.S. dollar.

Net income attributable to stockholders increased 18% to $54.0 million. The increase was primarily due to higher operating income coupled with lower net interest expenses, partially offset by higher taxes due to an increase in the effective tax rate.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 17% to $0.49 per share compared to $0.42 per share in Q2 2018.

Dividend Information

Quarterly dividend

The Company declared on August 7, 2019, a quarterly cash dividend of $0.20 per common share payable on September 18, 2019 to shareholders of record on August 28, 2019.

Q2 2019 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended June 30, 2019, at 8am Pacific time / 11 am Eastern time / 4pm GMT on August 9, 2019. The replay of the webcast will be available through September 9, 2019.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including growth prospects, payment of dividends and the repurchase of our common shares. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Second Quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's, except EPS)	2019	2018	2018 over 2017	2019	2018	2018 over 2017
GTV	$1,497,757	$1,426,412	5%	$2,672,438	$2,587,124	3%
Revenues:
Service revenues	$234,606	$214,346	9%	$406,978	$390,362	4%
Revenue from inventory sales	158,616	94,184	68%	289,673	178,346	62%
Total revenues	393,222	308,530	27%	696,651	568,708	22%
Operating expenses:
Costs of services	50,268	43,033	17%	86,337	79,690	8%
Cost of inventory sold	149,818	81,702	83%	270,293	157,493	72%
SG&A expenses	97,714	101,259	(4%)	192,898	198,729	(3%)
Acquisition-related costs	38	1,399	(97%)	707	3,032	(77%)
Depreciation and amortization expenses	17,112	16,537	3%	34,227	32,728	5%
Gain on disposition of property, plant and equipment	(101)	(271)	(63%)	(250)	(616)	(59%)
Foreign exchange loss (gain)	403	76	430%	881	(16)	5606%
Total operating expenses	315,252	243,735	29%	585,093	471,040	24%
Operating income	77,970	64,795	20%	111,558	97,668	14%
Interest expense	(10,117)	(10,937)	(7%)	(20,933)	(22,247)	(6%)
Other, net	1,679	900	87%	3,718	1,813	105%
Income before income taxes	69,532	54,758	27%	94,343	77,234	22%
Income tax expense	15,401	9,031	71%	22,040	14,300	54%
Net income	$54,131	$45,727	18%	$72,303	$62,934	15%
Net income attributable to:
Stockholders	$54,036	$45,717	18%	$72,200	$62,855	15%
Non-controlling interests	95	10	850%	103	79	30%
	$54,131	$45,727	18%	$72,303	$62,934	15%
Earnings per share attributable to stockholders:
Basic	$0.50	$0.42	19%	$0.66	$0.58	14%
Diluted	$0.49	$0.42	17%	$0.66	$0.58	14%
Weighted average number of share outstanding:
Basic	108,707,708	107,864,030	1%	108,725,871	107,610,679	1%
Diluted	109,942,768	109,019,708	1%	109,982,763	108,832,776	1%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	June 30,	December 31,
	2019	2018
Assets

Cash and cash equivalents	$210,429	$237,744
Restricted cash	128,565	67,823
Trade and other receivables	338,618	129,257
Inventory	78,829	113,294
Other current assets	64,149	49,055
Income taxes receivable	6,671	6,365
Total current assets	827,261	603,538

Property, plant and equipment	473,036	486,599
Other non-current assets	144,877	29,395
Intangible assets	239,761	245,622
Goodwill	672,505	671,594
Deferred tax assets	17,668	15,648
Total assets	$2,375,108	$2,052,396

Liabilities and Equity

Auction proceeds payable	$458,116	$203,503
Trade and other payables	175,735	201,255
Income taxes payable	5,384	2,312
Short-term debt	8,010	19,896
Current portion of long-term debt	18,235	13,126
Total current liabilities	665,480	440,092

Long-term debt	686,694	698,172
Other non-current liabilities	147,454	41,980
Deferred tax liabilities	38,582	35,519
Total liabilities	1,538,210	1,215,763

Commitments
Contingencies
Contingently redeemable performance share units	1,049	923
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 107,836,674 (December 31, 2018: 108,682,030)	150,585	181,780
Additional paid-in capital	54,633	56,885
Retained earnings	680,915	648,255
Accumulated other comprehensive loss	(55,449)	(56,277)
Stockholders' equity	830,684	830,643
Non-controlling interest	5,165	5,067
Total stockholders' equity	835,849	835,710
Total liabilities and equity	$2,375,108	$2,052,396

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Six months ended June 30,	2019	2018
Cash provided by (used in):
Operating activities:
Net income	$72,303	$62,934
Adjustments for items not affecting cash:
Depreciation and amortization expenses	34,227	32,728
Stock option compensation expense	3,199	4,483
Equity-classified PSU expense	5,903	6,261
Deferred income tax expense	1,056	922
Unrealized foreign exchange (gain) loss	(51)	92
Gain on disposition of property, plant and equipment	(250)	(616)
Amortization of debt issuance costs	1,765	2,073
Other, net	6,167	(4,263)
Net changes in operating assets and liabilities	36,036	3,244
Net cash provided by operating activities	160,355	107,858
Investing activities:
Property, plant and equipment additions	(4,618)	(5,802)
Intangible asset additions	(12,175)	(12,273)
Proceeds on disposition of property, plant and equipment	583	1,633
Other, net	(1,000)	(4,674)
Net cash used in investing activities	(17,210)	(21,116)
Financing activities:
Share repurchase	(42,012)	-
Dividends paid to stockholders	(39,160)	(36,588)
Issuances of share capital	4,124	18,049
Payment of withholding taxes on issuance of shares	(4,915)	(3,357)
Proceeds from short-term debt	12,879	308
Repayment of short-term debt	(24,985)	(3,372)
Repayment of long-term debt	(14,514)	(56,555)
Repayment of finance lease obligations	(2,937)	(1,774)
Other, net	-	(1,176)
Net cash used in financing activities	(111,520)	(84,465)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	1,802	(4,113)
Increase	33,427	(1,836)
Beginning of period	305,567	331,116
Cash, cash equivalents, and restricted cash, end of period	$338,994	$329,280

Selected Data

(Unaudited)

Industrial live on site auction metrics

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Number of consignors at industrial auctions	17,450	14,700	19%	29,000	25,450	14%
Number of bidder registrations at industrial auctions	200,250	141,500	42%	343,250	260,500	32%
Number of buyers at industrial auctions	43,500	36,350	20%	74,250	65,350	14%
Number of lots at industrial auctions	120,500	103,500	16%	206,750	184,500	12%

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Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

The non-GAAP measure diluted adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that management does not consider to be part of the normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

There were no adjusting items in Q2 2019 or in the comparative prior year period, and, accordingly, diluted adjusted EPS attributable to stockholders* was equal to diluted EPS attributable to stockholders, the most comparable GAAP measure in the consolidated income statements, for Q2 2019.

Adjusted EBITDA* and Adjusted Net Debt/Adjusted EBITDA* Reconciliation

The Company believes that comparing adjusted net debt/adjusted EBITDA* on a trailing 12-month basis for different financial periods provides useful information about the performance of the Company’s operations as an indicator of the amount of time it would take the Company to settle both the short and long-term debt. The Company does not consider this to be a measure of liquidity, which is the ability to settle only short-term obligations, but rather a measure of how well the Company funds liquidity.

The following table reconciles adjusted EBITDA* and adjusted net debt*/adjusted EBITDA* to debt, cash and cash equivalents, net income, and debt as a multiple of net income, which are the most directly comparable GAAP measures in, or calculated from, the consolidated financial statements.

	As at and for the 12 months ended June 30,
					% Change
(in U.S. $ millions)	2019		2018		2019 over 2018
Short-term debt	$8.0		$4.1		95%
Long-term debt	704.9		750.4		(6%)
Debt	712.9		754.5		(6%)
Less: cash and cash equivalents	(210.4)		(210.6)		-%
Adjusted net debt*	502.5		543.9		(8%)
Net income	$130.9		$110.1		19%
Add: depreciation and amortization expenses	68.1		63.3		8%
Add: interest expense	43.2		43.8		(1%)
Less: interest income	(3.6)		(2.5)		43%
Add: income tax expense	38.7		5.0		674%
Pre-tax adjusting items:
Severance and retention	1.5		2.2		(32%)
Gain on sale of equity accounted for investment	(4.9)		-		-%
Adjusted EBITDA*	$273.9		$221.9		23%
Debt/net income	5.4	x	6.9	x	(22%)
Adjusted net debt*/adjusted EBITDA*	1.8	x	2.5	x	(28%)

(1)	Please refer to page 11 for a summary of adjusting items during the trailing 12-months ended June 30, 2019 and June 30, 2018.

(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.

(3)	Adjusted net debt* is calculated by subtracting cash and cash equivalents from short and long-term debt.

(4)	Adjusted net debt*/adjusted EBITDA* is calculated by dividing adjusted net debt* by adjusted EBITDA*.

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Operating Free Cash Flow* (“OFCF”) Reconciliation

We believe OFCF*, when compared on a trailing 12-month basis to different financial periods provides an effective measure of the cash generated by our business and provides useful information regarding cash flows remaining for discretionary return to stockholders, mergers and acquisitions, or debt reduction. Our balance sheet scorecard includes OFCF* as a performance metric. OFCF* is also an element of the performance criteria for certain annual short-term and long-term incentive awards.

The following table reconciles OFCF* to cash provided by operating activities and net capital spending, which are the most directly comparable GAAP measures in, or calculated from, our consolidated statements of cash flows:

(in U.S. $ millions)	12 months ended June 30,
			% Change
	2019	2018	2019 over 2018
Cash provided by operating activities	$196.8	$139.4	41%
Property, plant and equipment additions	15.7	12.3	28%
Intangible asset additions	26.1	30.7	(15)%
Proceeds on disposition of property plant and equipment	(9.5)	(4.2)	126%
Net capital spending	$32.3	$38.8	(17%)
OFCF*	$164.5	$100.6	64%

(1)	OFCF* is calculated by subtracting net capital spending from cash provided by operating activities.

Adjusting items during the trailing 12-months ended June 30, 2019 were:

Recognized in the second quarter of 2019

•	There were no adjustment items recognized in the second quarter of 2019.

Recognized in the first quarter of 2019

•	There were no adjustment items recognized in the first quarter of 2019.

Recognized in the fourth quarter of 2018

•	There were no adjustment items recognized in the fourth quarter of 2018.

Recognized in the third quarter of 2018

•	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Adjusting items during the trailing 12-months ended June 30, 2018 were:

Recognized in the second quarter of 2018

•	There were no adjustment items recognized in the second quarter of 2018.

Recognized in the first quarter of 2018

•	There were no adjustment items recognized in the first quarter of 2018.

Recognized in the fourth quarter of 2017

•	$2.2 million ($1.6 million after tax, or $0.02 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$10.1 million (or $0.10 per diluted share) benefit on remeasurement of deferred taxes due to the Tax Cuts and Jobs Act.

Recognized in the third quarter of 2017

•	There were no adjustment items recognized in the third quarter of 2017.

For further information, please contact:

Zaheed Mawani | Vice President, Investor Relations

Phone: 1.778.331.5219 | Email: zmawani@rbauction.com

Ritchie Bros.	11